      As filed with the Securities and Exchange Commission on June 28, 2001

                                                 REGISTRATION STATEMENT NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------



                    THE SOURCE INFORMATION MANAGEMENT COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                MISSOURI                                43-1710906
     (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
      INCORPORATION OR ORGANIZATION)

         TWO CITY PLACE DRIVE
              SUITE 380
         ST. LOUIS, MISSOURI                            63141
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)



                       ----------------------------------
   THE SOURCE INFORMATION MANAGEMENT COMPANY 1995 INCENTIVE STOCK OPTION PLAN
                              (FULL TITLE OF PLAN)
                       ----------------------------------


                                W. BRIAN RODGERS
                      SECRETARY AND CHIEF FINANCIAL OFFICER
                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                         TWO CITY PLACE DRIVE, SUITE 380
                            ST. LOUIS, MISSOURI 63141
                                 (314) 995-9040
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       ----------------------------------


                                 With a copy to:
                            JOHN L GILLIS, JR., ESQ.
                             ARMSTRONG TEASDALE LLP
                       ONE METROPOLITAN SQUARE, SUITE 2600
                         ST. LOUIS, MISSOURI 63102-2740
                                 (314) 621-5070

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
  Title of Securities To Be          Amount To Be     Proposed Maximum Offering       Proposed Maximum            Amount of
         Registered               Registered (1)(2)      Price Per Share (3)      Aggregate Offering Price   Registration Fee (3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01          2,250,000                5.265                     11,846,250                 3,554
        per share
=================================================================================================================================

(1) The number of shares being registered represents additional shares of common stock authorized for issuance under the registrant's 1995 Incentive Stock Option Plan, but not previously registered. 520,661 shares of the registrant's common stock previously were registered for issuance under Registration Statement No. 333-16039.

(2) This Registration Statement also relates to such indeterminate number of additional shares of The Source Information Management Company. Common Stock as may be required pursuant to the 1995 Incentive Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(3) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee and is based upon the average bid and asked prices of the Common Stock as reported on the Nasdaq National Market on June 22, 2001.

================================================================================

                                  INTRODUCTION

         This registration statement is being filed to register an additional 2,250,000 shares of common stock of The Source Information Management Company (hereinafter referred to as the "Company" or "registrant") in connection with its 1995 Incentive Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Pursuant to General Instruction E to Form S-8, the Company incorporates by reference the contents of its Registration Statement on Form S-8 (File No. 333-16039) as filed with the Securities and Exchange Commission on November 13, 1996, except as may be modified by the information set forth in this document.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 351.355 the Missouri General and Business Corporation Law sets forth provisions pursuant to which directors, officers, employees and agents of the Company may be indemnified against any liability which they may incur in their capacity as such.

         Article 8 of the Company's By-laws provides for indemnification of directors, officers and employees of the Company.

         The Company has entered into an indemnification agreement with its directors and certain of its executive officers. The form of indemnity agreement provides that such persons will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding, on account of such person's services as a director or executive officer of the Company or any other company or enterprise in which he is serving at the request of the Company, or as a guarantor of any debt of the Company. To the extent the indemnification provided under the agreement exceeds that permitted by applicable law, indemnification may be unenforceable or may be limited to the extent it is found by a court of competent jurisdiction to be contrary to public policy.

         In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.


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


Item 8.  Exhibits.

EXHIBIT NO.                    DESCRIPTION
-----------                    -----------

   5.1           Opinion of Douglas J. Bates, Esq.

  23.1           Consent of BDO Seidman, LLP

  23.2           Consent of Douglas J. Bates, Esq. (included in Exhibit 5.1)

  24.1           Power of Attorney (contained on signature page hereof)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the 28th day of June, 2001.

                                   The Source Information Management Company

                                   By:  /s/ S. Leslie Flegel
                                      ------------------------------------------
                                   Name:  S. Leslie Flegel
                                   Title:  Chairman of the Board and Chief
                                   Executive Officer

         Each person whose signature appears below constitutes and appoints S. Leslie Flegel and W. Brian Rodgers his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign a Registration Statement pursuant to
Section 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURES                           TITLE                         DATE
    ----------                           -----                         ----

/s/ S. Leslie Flegel           Chairman of the Board, Chief        June 28, 2001
---------------------------    Executive Officer and Director
    S. Leslie Flegel           (principal executive officer)


/s/ W. Brian Rodgers           Secretary and Chief Financial       June 28, 2001
---------------------------    Officer (principal financial and
    W. Brian Rodgers           accounting officer)


/s/ James R. Gillis            President, Chief Operating          June 28, 2001
---------------------------    Officer and Director
    James R. Gillis

    SIGNATURES                           TITLE                         DATE
    ----------                           -----                         ----

/s/ Robert O. Aders            Director                            June 28, 2001
---------------------------
    Robert O. Aders

/s/ Joseph J. Bianco           Director                            June 28, 2001
---------------------------
    Joseph J. Bianco

/s/ Harry L. Franc, III        Director                            June 28, 2001
---------------------------
    Harry L. Franc, III

/s/ Aron Katzman               Director                            June 28, 2001
---------------------------
    Aron Katzman

/s/ Randall S. Minix           Director                            June 28, 2001
---------------------------
    Randall S. Minix

/s/ Kenneth F. Teasdale        Director                            June 28, 2001
---------------------------
    Kenneth F. Teasdale

                                  EXHIBIT INDEX

         These Exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K.

EXHIBIT NO.                DESCRIPTION
-----------                -----------

   5.1         Opinion of Douglas J. Bates, Esq.

  23.1         Consent of BDO Seidman, LLP

  23.2         Consent of Douglas J. Bates, Esq. (included in Exhibit 5.1)

  24.1         Power of Attorney (contained on signature page hereof)